EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-212905 and 333-124569) of our report dated March 29, 2018 included in this Annual Report on Form 10-K of MobileSmith, Inc. (the “Company”), relating to the consolidated balance sheets of the Company as of
December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2017.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
March 29, 2018